                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of  Report (date of earliest event reported)  March 25, 1998
                                                   --------------

                                Video City, Inc.
                                ----------------
             (Exact Name of Registrant as Specified in its Charter)

                Delaware               0-14023               95-3897052
     ----------------------------    --------------        -------------
     (State or other jurisdiction     (Commission          (IRS Employer
          of incorporation)           File Number)      Identification Number)

        6840 District Boulevard, Bakersfield, California           93313
      -------------------------------------------------------------------
      (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code (805) 397-7955
                                                   --------------

                                VIDEO CITY, INC.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

As was indicated in the Current Report on Form 8-K filed by Video City, Inc. (the "Company") on April 9, 1998, it was impracticable at that time to provide the required financial statements. Such financial statements are provided herein by this amendment on pages F-2 through F-10 following the signature page.

(b)  PRO FORMA FINANCIAL INFORMATION

As was also indicated in the Current Report on Form 8-K filed by the Company on April 9, 1998, it was impracticable at that time to provide the required pro forma financial information. Such pro forma financial information is provided herein by this amendment on pages F-11 through F-21 following the signature page.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.

                                                  VIDEO CITY, INC.


Dated:  June 5, 1998                              By: /s/ Timothy Denari
                                                      _________________________
                                                      Timothy Denari
                                                      Chief Financial Officer

                                    CONTENTS

Report of Independent Certified Public Accountants                      F-2


Combined Financial Statements of Adventures in Video, Inc. and
  KDDJ Investments, Inc.

     Combined Balance Sheet                                             F-3

     Combined Statement of Operations                                   F-4

     Combined Statement of Stockholders' Equity                         F-5

     Combined Statement of Cash Flows                                   F-6

     Notes to Combined Financial Statements                             F-7

Pro Forma Financial Information (unaudited)

     Introductory Information                                           F-11

     Pro Forma Condensed Balance Sheet (unaudited)                      F-15

     Pro Forma Condensed Statement of Operations (unaudited)            F-17

     Notes to Pro Forma Condensed Financial Statements (unaudited)      F-18

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Adventures in Video, Inc. and
KDDJ Investments, Inc.
Blaine, Minnesota

We have audited the accompanying combined balance sheet of Adventures in Video, Inc. ("Adventures") and KDDJ Investments, Inc. ("KDDJ") (collectively the "Companies") as of December 31, 1997 and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Adventures in Video, Inc. and KDDJ Investments, Inc. as of December 31, 1997 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                  BDO SEIDMAN, LLP

Los Angeles, California
June 3, 1998

                           ADVENTURES IN VIDEO, INC.
                           AND KDDJ INVESTMENTS, INC.
                             COMBINED BALANCE SHEET

                                                                                      December 31,
                                                                                         1997
                                                                                      ------------
ASSETS (NOTE 5)

CURRENT ASSETS
    Cash                                                                             $   148,181
    Merchandise inventories                                                               65,315
    Other                                                                                  5,726
                                                                                     -----------
Total current assets                                                                     219,222

VIDEOCASSETTE RENTAL INVENTORY, NET OF ACCUMULATED
     AMORTIZATION OF $2,015,439                                                        1,797,907

PROPERTY AND EQUIPMENT, NET (NOTE 4)                                                     209,277

OTHER ASSETS                                                                              50,469
                                                                                     -----------

TOTAL ASSETS                                                                         $ 2,276,875
                                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                                $   690,106
     Accrued expenses and other                                                           80,398
     Current portion of long-term debt  (Note 5)                                         166,320
                                                                                     -----------
Total current liabilities                                                                936,824

LONG-TERM DEBT (NOTE 5)                                                                  313,338
                                                                                     -----------

TOTAL LIABILITIES                                                                      1,250,162

COMMITMENTS (NOTE 6)

STOCKHOLDERS' EQUITY
  Common stock-Adventures in Video, Inc., no par value,
   authorized 25,000 shares, issued and outstanding 5,000 shares                           1,947
  Common stock-KDDJ Investments, Inc., no par value, authorized
   25,000 shares, issued and outstanding 800 shares                                          800
Retained earnings                                                                      1,023,966
                                                                                     -----------
TOTAL STOCKHOLDERS' EQUITY                                                             1,026,713

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 2,276,875
                                                                                     ===========

            See accompanying notes to combined financial statements.

                           ADVENTURES IN VIDEO, INC.
                           AND KDDJ INVESTMENTS, INC.
                        COMBINED STATEMENT OF OPERATIONS

                                                                                        Year ended
                                                                                        December 31,
                                                                                           1997
                                                                                        -----------
REVENUE

    Rental revenues and merchandise sales                                               $ 4,163,583
                                                                                        -----------

OPERATING COSTS AND EXPENSES
     Store operating expenses                                                             2,117,760
     Amortization of videocassette rental inventory                                       1,262,409
     Cost of sales                                                                          146,432
     Cost of leased product                                                                   4,334
     Selling, general and administrative expenses                                           553,553
                                                                                        -----------
TOTAL OPERATING COSTS AND EXPENSES                                                        4,084,488

INCOME FROM OPERATIONS                                                                       79,095

OTHER (INCOME) EXPENSE

     Loss on disposition of assets, net                                                      12,157

     Interest expense                                                                        45,148

     Other                                                                                  (14,644)
                                                                                        -----------
 NET INCOME                                                                             $    36,434
                                                                                        ===========

            See accompanying notes to combined financial statements.

                           ADVENTURES IN VIDEO, INC.
                           AND KDDJ INVESTMENTS, INC.
                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                        Adventures                         KDDJ
                                       in Video, Inc.                 Investments, Inc.                                Total
                                       Common Stock                     Common Stock                Retained       Stockholders'
                                  Shares          Amount          Shares             Amount         Earnings           Equity
                                 --------        --------        --------           --------       ----------      --------------
Balance at January 1, 1997         5,000          $1,947             800               $800        $1,040,732          $1,043,479

Dividends                                                                                             (53,200)            (53,200)

Net income                                                                                             36,434              36,434
                                 -------         -------          ------            -------       -----------         -----------
Balance at December 31, 1997       5,000          $1,947             800               $800        $1,023,966          $1,026,713
                                 =======         =======          ======            =======       ===========         ===========

            See accompanying notes to combined financial statements.

                           ADVENTURES IN VIDEO, INC.
                           AND KDDJ INVESTMENTS, INC.
                        COMBINED STATEMENT OF CASH FLOWS

                                                                                        Year ended
                                                                                       December 31,
                                                                                           1997
                                                                                      ------------
INCREASE (DECREASE) IN CASH

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                            $    36,434

Adjustments to reconcile net loss to
 net cash provided by operating activities:
   Depreciation and amortization                                                        1,335,324
   Loss on disposal of assets                                                              12,157
Changes in assets and liabilities:
   Decrease in merchandise inventories                                                     21,830
   Decrease in other assets                                                                32,614
   Decrease in accounts payable                                                           (97,246)
   Decrease in accrued expenses                                                           (68,140)
                                                                                      -----------
Net cash provided by operating activities                                               1,272,973
                                                                                      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of videocassette rental inventory, net                                 (1,384,270)
      Purchases of fixed assets                                                           (73,108)
                                                                                      -----------
Net cash used in investing activities                                                  (1,457,323)

CASH FLOWS FROM FINANCING ACTIVITIES
     Repayment of long-term debt                                                         (177,218)
     Proceeds from borrowings under long-term debt                                        318,723
     Dividends                                                                            (53,200)
                                                                                      -----------
Net cash provided by financing activities                                                  88,305

NET DECREASE IN CASH                                                                      (96,095)
Cash at beginning of year                                                                 244,276
                                                                                      -----------
Cash at end of year                                                                   $   148,181
                                                                                      -----------

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

  CASH PAID DURING THE YEAR:
     Interest                                                                         $    45,192
     Income taxes                                                                     $     2,800

            See accompanying notes to combined financial statements.

                           ADVENTURES IN VIDEO, INC.
                           AND KDDJ INVESTMENTS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.  BASIS OF PRESENTATION

The combined financial statements include the accounts of Adventures in Video, Inc. and KDDJ Investments, Inc. (collectively, the "Companies"). The Companies were under common ownership and management during the year ended December 31, 1997. All material accounts and transactions between the Companies have been eliminated.

2.  DESCRIPTION OF BUSINESS

Adventures in Video, Inc. ("Adventures") was incorporated in Minnesota on August 3, 1982. KDDJ Investments, Inc. ("KDDJ") was incorporated in Minnesota on December 14, 1987. The Companies are primarily in the business of renting prerecorded videocassette movies and video games. As of December 31, 1997, Adventures owned and operated fifteen stores primarily located throughout metropolitan Minneapolis and St. Paul, Minnesota. KDDJ owned and operated three stores located in San Francisco, California.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

MERCHANDISE INVENTORIES

Merchandise inventories consist primarily of videocassettes and games for resale, and related items that are stated at the lower of cost (determined on a first-in, first-out basis) or market value.

VIDEOCASSETTE RENTAL INVENTORY

Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over the estimated economic life. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis, and copies one through nine of each title per store are amortized as base stock.

Amortization expense related to videocassette rental inventory totaled approximately $1,262,409. As videocassettes are sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts, and any gain or loss is recorded.

                           ADVENTURES IN VIDEO, INC.
                           AND KDDJ INVESTMENTS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS



3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

VIDEOCASSETTE RENTAL INVENTORY (CONTINUED)

The Companies may obtain new release and various other titles from Rentrak Corporation ("Rentrak") pursuant to a revenue sharing agreement. Under this agreement, Rentrak provides videocassettes released by certain movie studios. The Companies pay an upfront handling fee of approximately $8.00 for each videocassette. During the revenue sharing period, which does not exceed two years, the studio retains ownership of the videocassette and the Companies share the rental revenue with the studio rather than initially purchasing the videocassette for a fixed cost. Revenue sharing reduces the risk that the Companies will be unable to recover the acquisition cost of a videocassette through rental revenue before the popularity of the title declines significantly. The Companies have an option to purchase the videocassette (based on fair value) at specified intervals and at the end of the revenue sharing period. The Companies expense revenue sharing costs as incurred.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation of property and equipment is provided using straight-line and accelerated methods based on estimated useful lives ranging from five to ten years.

REVENUE RECOGNITION

Revenue is recognized at the time of rental or sale.

STORE OPENING COSTS

Store opening costs, which consist primarily of payroll, advertising, occupancy, and supplies, are expensed as incurred.

INCOME TAXES

The Companies have elected S-Corporation status under the Internal Revenue Code and the tax laws of the states in which they operate. As a result, the Companies are not liable for federal income taxes and a portion of certain state income taxes. The stockholders reflect their proportionate share of the Companies' income in their individual income tax returns.

                           ADVENTURES IN VIDEO, INC.
                           AND KDDJ INVESTMENTS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS



USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

4.  PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following:


Furniture, fixtures and equipment                                 649,974
Leasehold improvements                                            158,243
                                                                ---------
                                                                $ 808,217
Accumulated depreciation                                         (598,940)
                                                                ---------
                                                                $ 209,277


5.   Long-term Debt

Long-term debt is summarized as follows:


Note payable to bank, due in monthly
installments of $16,859, with interest of prime
plus 1% (9.5% at December 31, 1997), maturing
August 2000. Secured by virtually all assets
of Adventures in Video, Inc. and guaranteed by
the majority stockholder.                                       $ 471,651

Other                                                               8,007
                                                                ---------
Total Debt                                                        479,658
Less current portion                                             (166,320)
                                                                ---------
Total long-term debt                                            $ 313,338

Total maturities of remaining long-term debt subsequent to December 31, 1997 are as follows:


     1998                                                       $ 166,320
     1999                                                         182,818
     2000                                                         130,520
                                                                ---------
     Total                                                      $ 479,658

                           ADVENTURES IN VIDEO, INC.
                           AND KDDJ INVESTMENTS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS



6.  COMMITMENTS

The Companies lease their facilities under noncancelable operating leases expiring at various dates through 2007. Rent expense under operating leases was approximately $716,881 for the year ended December 31, 1997.

The future minimum lease payments under noncancelable operating leases with initial lease terms in excess of one year as of December 31, 1997 are as follows:


     1998                                       $807,751
     1999                                        692,857
     2000                                        506,024
     2001                                        404,430
     2002                                        300,076
     Thereafter                                  914,923

7. SUBSEQUENT EVENT

All of the outstanding shares of both Companies' common stock were acquired by Video City, Inc. ("Video City"), on March 25, 1998 pursuant to two Agreements of Merger and Plan of Reorganization (the " Merger Agreements"). Each of the acquisitions was structured as a reverse triangular merger, with a newly formed subsidiary of Video City merging into the acquired corporation. Video City owns and operates video specialty stores. Pursuant to the Merger Agreements, Video City paid off existing indebtedness of approximately $449,000 owed by Adventures to Marquette Bank, N.A. As part of the restructuring, Rentrak accepted Video City common stock in settlement of $389,900 owed by Adventures to Rentrak.
Video City also entered into a two-year employment agreement with the prior major shareholder of the Companies at a salary of $100,000 per year plus a possible bonus of up to $100,000 per year based on increases if any, in certain dealer allowances, and certain additional benefits.

                                VIDEO CITY, INC.

              PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

On March 25, 1998, Video City, Inc. ("Video City" or the "Company") acquired five corporations owning and operating an aggregate of 29 retail video stores. These acquisitions increased Video City's chain of retail video stores from 18 to 47 stores. Each of the acquisitions was structured as a reverse triangular merger, with a newly formed subsidiary of Video City merging into the acquired
corporation.   The following sets forth a description of the transactions:

(a)  Adventures in Video, Inc. ("Adventures") and KDDJ Investments, Inc.
("KDDJ")

These two companies were owned by David A. Ballstadt and members of his immediate family. These are the only two acquisitions that were related to one another. Adventures owns and operates thirteen stores in Minnesota in the greater Minneapolis metropolitan area. The purchase price for Adventures was 440,000 shares of Video City common stock, plus an additional 426,000 shares that will become issuable if either (a) the gross revenues of such stores during the three months of April through June 1998 exceed their gross revenues during the corresponding three months of 1997, or (b) if Video City fails to make certain specified upgrades of the stores. KDDJ owns and operates three stores in San Francisco, California. The purchase price for KDDJ was 110,000 shares of Video City common stock plus an additional 106,500 shares that will become issuable if those three stores meet targets substantially the same as the contingent share targets described above for Adventures. The two Merger Agreements provide for an adjustment in the number of Video City shares if and to the extent that the aggregate liabilities of the two companies as of the closing is greater or less than $1,200,000. Pursuant to the merger agreement, Video City paid off existing indebtedness of approximately $449,000 that Adventures in Video owed to Marquette Bank, N.A. Concurrently with these two acquisitions, the Board of Directors of Video City was expanded from eight to nine members and David A. Ballstadt was elected to fill this vacancy. As part of the restructuring (see note g), Rentrak accepted 194,950 shares of Video City common stock in settlement of $389,900 owed by Adventures to Rentrak. Video City also entered into a two-year employment agreement with Mr. Ballstadt at a salary of $100,000 per year plus a possible bonus of up to $100,000 per year based on increases, if any, in certain dealer allowances, and certain additional benefits.

(b)  Leptis Magna, Inc. ("Leptis")

This company owns and operates five stores under the name "Video Unlimited" in Colorado. This company was owned by G. Wayne Bailey and Orawan Bailey. The purchase price in the merger consisted of $75,000 in cash, a one-year promissory note for $75,000 payable in twelve equal monthly installments, and an amount of Video City common stock to be determined within 90 days after the closing; of this amount of common stock, Video City advanced 150,000 shares at the closing, with the actual number of shares to be determined. Pursuant to the Merger Agreement, Video City also paid off existing indebtedness including $131,000 owed to Norwest Bank Colorado, N.A. and $372,000 of indebtedness owed to Ingram Entertainment Corporation.

(c)  Old Republic Entertainment, Inc. ("Old Republic")

This company owns and operates four stores in and around Ventura, California, under the name "Video Tyme." The company is wholly owned by C. Anthony Anderson. The purchase price consisted of 350,000 shares of Video City common stock, $150,000 in cash, and the assumption of certain debt. Pursuant to the Merger Agreement, Video City paid off approximately $741,000 of existing indebtedness owed to three creditors of the acquired company.

(d)  Sulpizio One, Inc. ("Sulpizio")

This company owns and operates four stores in Lancaster, Santa Barbara, and Los Banos, California. The purchase price consisted of 100,000 shares of Video City common stock plus the assumption of all liabilities including the amounts owing to Rentrak Corporation which are described under "Restructured Agreement With Rentrak" below. For more than three years prior to this acquisition, these stores were managed by Video City under a management agreement and operated under the name "Video City."

(e) Sale of Film Library

Concurrently, Video City sold the rights to its library of 47 feature films and other properties and related accounts receivable to an entity owned and controlled by Stephen Lehman, a member of Video City's board of directors, for $1,350,000 in cash. The library was the principal asset of Prism Entertainment Corporation ("Prism"), the former name of the Company prior to the merger in January 1997 of Lee Video City, Inc., the retail video company, into Prism. The Company's historical financial statements do not include any revenues related to the film library since the Company had not further exploited the film library since it was acquired from Prism.

The Company used the proceeds of the sale of the film library and approximately $24,000 of additional funds to pay off all amounts owing to Imperial Bank, which was the principal creditor of Prism Entertainment Corporation prior to the January 1997 merger.

(f) New Credit Facility

Concurrently, the Company and its five newly acquired subsidiaries entered into a $7,500,000 Loan and Security Agreement with FINOVA Capital Corporation, secured by all of the assets of the Company and its subsidiaries. Of these funds, $5,700,000 has been or may be used to pay the cash portion of the acquisition purchase prices, to repay other existing indebtedness of Video City, to repay certain existing indebtedness of the acquired companies, and to provide inventory financing and working capital for the expanded retail operation of the combined companies. Video City used $1,500,000 of the FINOVA credit facility to pay off a term loan owing to Ingram Entertainment Corporation. The remaining $1,800,000 of the credit facility may be used only to finance future acquisitions, if any.

The credit facility consists of (i) a revolving loan equal to the lesser of $500,000 or 65% of the value of eligible inventory held for sale; (ii) a five year loan in the initial principal amount of $3,465,000, providing for monthly payments of interest only until maturity, provided that an annual appraisal of eligible rental video tape and game inventory shall be made and principal must be paid if and to the extent it exceeds 50% of the orderly liquidation value of such inventory; (iii) a five-year loan in the initial principal amount of $1,735,000, providing for 60 equal monthly installments of principal, together with interest, provided that an annual appraisal of eligible rental video tape and game inventory shall be made and principal must be paid if and to the extent it exceeds 25% of the orderly liquidation value of such inventory; and (iv) one or more loans to be made in the future in amounts not to exceed 75% of the value of eligible rental video tape and game inventory acquired by the Company in future retail store acquisitions and approved by FINOVA in its discretion, provided that the aggregate principal amount of such loans shall not exceed the lesser of (a) $7,000,000 less the aggregate outstanding principal balance of the loans referred to in clauses (ii) and (iii) of this paragraph, or (b) 75% of such rental video tape and game inventory as appraised annually, such loans to provide for equal monthly payments of principal based on a 15-year amortization of the original principal amount, plus interest, with the entire principal balance due in March 2001. The interest rate on all of these loans shall be at a per annum rate of 2.75% in excess of the prime rate of Citibank, N.A., from time to time. In addition, the Company is obligated to pay various closing, monthly and annual fees. As part of the new credit facility, Video City issued to FINOVA a warrant which gives FINOVA the right either (i) to require Video City to repurchase the warrant for $600,000 at any time commencing March 25, 2001 and expiring March 25, 2005, or (ii) to purchase 520,720 shares of Video City Common Stock at a price of $.01 per share but only if, prior to March 25, 2005, Robert Y. Lee's ownership of the Company's outstanding Common Stock decreases to 10% or less, or the Company makes a public offering of shares of its Common Stock, or the Company terminates the Loan and Security Agreement with FINOVA, or the Company recapitalizes, refinances, reorganizes, or sells substantially all of its assets.

(g) Restructured Agreement With Rentrak.

Concurrently with the acquisitions, the Company also entered into a restructured debt agreement with Rentrak Corporation, a major lessor of videocassettes under a revenue sharing arrangement. Prior to the acquisitions, Video City and Sulpizio One, Inc. (one of the acquired companies) were parties to such arrangements with Rentrak. With the expanded group of stores, management expects to increase its leasing of video cassettes from Rentrak. As part of the restructuring, Rentrak agreed to accept 194,950 shares of Video City common stock in settlement of a lawsuit relating to amounts due to Rentrak which was previously filed against Adventures in Video, Inc. (one of the acquired companies), and 470,162 shares of Video common stock in payment of $940,324 of indebtedness owed to Rentrak by Sulpizio One,

Inc. (The $2.00 per share valuation of the Video City common stock was a figure negotiated by Video City and Rentrak, and does not reflect the market price of the Video City stock. Video City makes no representation as to what the market price of its stock is or will be.) As part of the restructured debt agreement, Rentrak also agreed to a deferral of certain amounts owed to it by Sulpizio One, Inc. and Video City, and obtained a security interest in the assets of Video City to secure such amounts. Rentrak also released Robert Y. Lee, Video City's chief executive officer, from personal guaranties of Video City's indebtedness that Mr. Lee had previously given.

The accompanying condensed financial statements illustrate the effect of the acquisitions, the sale of the film library, the new credit facility, and the restructured agreement with Rentrak ("Pro Forma") on the Company's financial position and results of operations.

The pro forma condensed balance sheet as of January 31, 1998 is based on the historical balance sheets of Video City, Inc. as of that date, the combined historical balance sheet of Adventures in Video, Inc. and KDDJ Investments, Inc. as of December 31, 1997, and the historical balance sheets of Leptis Magna, Inc., Old Republic Entertainment, Inc., and Sulpizio One, Inc., as of December 31, 1997. The pro forma condensed balance sheet assumes the acquisitions, sale of the film library, the new credit facility, and the restructured agreement with Rentrak took place on January 31, 1998.

The pro forma condensed statement of operations for the year ended January 31, 1998 is based on the historical statements of operations of Video City, Inc. for the year then ended, the historical combined statements of operations of Adventures in Video, Inc. and KDDJ Investments, Inc. for the year ended December 31, 1997, and the historical statements of operations of Leptis Magna, Inc., Old Republic Entertainment, Inc. and Sulpizio One, Inc. for the year ended December 31, 1997. The pro forma condensed statement of operations assumes the acquisitions, sale of the film library, the new credit facility, and the restructured agreement with Rentrak took place on February 1, 1997.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisitions and there can be no assurance that the foregoing results will be obtained. In particular, the pro forma condensed financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying pro forma condensed financial statements should be read in conjunction with the historical financial statements of Video City, Inc., the historical combined financial statements of Adventures in Video, Inc. and KDDJ Investment, Inc.



                                                       Video City, Inc.
                                         Pro Forma Condensed Balance Sheet (Unaudited)
                                                         31-Jan-98


                                                                                                       Pro-forma
                                            Video     Adventures                 Old                  Adjustments
                                            City        /KDDJ       Leptis    Republic   Sulpizio      (Note A)         Pro-forma
                                         ----------   -----------  --------  ---------- ----------  ------------      ------------
Assets

Current Assets
  Cash                                     28,127       148,181      43,395     42,906     150,464      (24,000)(4)       389,073
  Accounts receivable, net                758,101                   225,546     47,914                 (566,545)(3)       465,016
  Notes receivable                        355,430                                            1,500                        356,930
  Merchandise inventories                 339,759        65,315                            142,455                        547,529
  Other                                   411,536         5,726                             18,680     (257,286)(1)       178,656
                                       ----------   -----------    --------   --------  ----------                     ----------
Total current assets                    1,892,953       219,222     268,941     90,820     313,099                      1,937,204

Videocassette rental inventory, net     2,795,258     1,797,907     146,718    366,693     478,052     (189,997)(1)     5,394,631

Property and equipment                    859,708       209,277     168,527    145,143     107,992      (28,937)(1)     1,461,710

Film library                              818,171                                                      (818,171)(3)           -

Other assets                              233,226        50,469      16,181     28,303      63,193      792,916 (1)     1,706,843
                                                                                                        522,555 (8)
Total Assets                            6,599,316     2,276,875     600,367    630,959     962,336                     10,500,388
                                       ==========   ===========    ========   ========= ==========                     ==========

See notes to pro forma condensed financial statements (unaudited)

                               Video City, Inc.
                 Pro Forma Condensed Balance Sheet (Unaudited)
                                   31-Jan-98

                                                                                                                    Pro-forma
                                                    Video      Adventures                  Old                     Adjustments
                                                    City          /KDDJ       Leptis     Republic     Sulpizio       (Note A)
                                                -----------  -------------  ----------  ---------   -----------   --------------
Liabilities and Stockholders' Deficit

Current Liabilities
  Accounts payable                               2,166,027     690,106       453,569       56,154      303,089
  Accrued expenses                                 702,293      80,398        11,128       13,512      338,320     (296,408) (1)
                                                                                                                    (34,716) (3)
                                                                                                                   (372,000) (6)
  Current portion of long-term debt              1,674,457     166,320        69,542       79,551                  (339,206) (2)
                                                                                                                   (924,000) (4)
                                                ----------   ---------      --------     --------    ---------
Total current liabilities                        4,542,777     936,824       534,239      149,217      641,409

Long-term debt                                   2,043,431     313,338        65,128      603,328    1,034,340   (1,330,224) (1)
                                                                                                                     75,000  (1)
                                                                                                                   (981,794) (2)
                                                                                                                   (450,000) (4)
                                                                                                                 (1,500,000) (5)
                                                                                                                  3,418,000  (7)
Other liabilities                                  711,931

Total Liabilities                                7,298,139   1,250,162       599,367      752,545    1,675,749

Total Stockholders' Equity (Deficit)              (698,823)  1,026,713         1,000     (121,586)    (713,413)   1,643,328  (1)
                                                                                                                    522,555  (8)
Total Liabilities and Stockholders' Equity
(Deficit)                                        6,599,316   2,276,875       600,367      630,959      962,336
                                                 =========   =========       =======     ========    =========

                                                 Pro-forma
                                               -------------
Liabilities and Stockholders' Deficit

Current Liabilities
  Accounts payable                               3,668,945
  Accrued expenses                                 442,527


  Current portion of long-term debt                726,664

                                                ----------
Total current liabilities                        4,838,136

Long-term debt                                   3,290,547





Other liabilities                                  711,931

Total Liabilities                                8,840,614

Total Stockholders' Equity (Deficit)             1,659,774

Total Liabilities and Stockholders' Equity
(Deficit)                                       10,500,388
                                                ==========

See notes to pro forma condensed financial statements (unaudited)

                               VIDEO CITY, INC.
            PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                               JANUARY 31, 1998



                                                              Video       Adventures                   Old
                                                               City         /KDDJ        Leptis      Republic     Sulpizio
                                                            ---------     ----------   ---------     --------     --------
Revenue
 Rental revenues and product sales                          10,007,538    4,163,583    1,572,200    2,009,006    1,871,669
 Management fee income                                         205,000
                                                            ----------    ----------   ---------    ---------    ---------
Total revenue                                               10,212,538    4,163,583    1,572,200    2,009,006    1,871,669

Operating Costs and Expenses
 Store operating expenses                                    4,460,200    2,117,760      832,305    1,069,203      880,224

 Amortization of videocassette rental inventory              1,928,343    1,262,409      443,003      577,429      315,354
 Cost of product sales                                         762,153      146,432        8,162      141,604      177,052
 Cost of leased product                                        419,361        4,334                                 66,603
 General and administrative                                  2,035,428      553,553      103,651       22,271      344,439
 Non-recurring write down of film library                    3,029,829
                                                            ----------    ----------   ---------    ---------    ---------
Total operating costs and expenses                          12,635,314    4,084,488    1,387,121    1,810,507    1,783,672

Income (Loss) from Operations                               (2,422,776)      79,095      185,079      198,499       87,997

Other (Income) Expense
 Gain (Loss) on disposition of assets, net                           -      (12,157)                 (157,500)
 Interest expense                                              552,359       45,148       12,054       69,177       97,414
 Other                                                               -      (14,644)                                (2,498)

Net Income (Loss)                                           (2,975,135)      36,434      173,025      (28,178)      (6,919)
                                                            ==========    =========    =========     =========   =========
Basic Earnings (Loss) per Share                             $    (0.30)
Diluted Earnings (Loss) per Share                           $    (0.30)

Weighted Average Number of Common
 Share Outstanding (Note C):
    Basic                                                    9,770,594
    Diluted                                                  9,770,594

                                                       Pro-forma
                                                      Adjustments
                                                       (Notes B)               Pro-forma
                                                    ----------------         --------------
Revenue
 Rental revenues and product sales                                            19,623,996
 Management fee income                                   (160,000)(5)             45,000
                                                                             -----------
Total revenue                                                                 19,668,996

Operating Costs and Expenses
 Store operating expenses                                  25,000 (1)          9,224,692
                                                         (160,000)(5)
 Amortization of videocassette rental inventory                                4,526,538
 Cost of product sales                                                         1,235,403
 Cost of leased product                                                          490,298
 General and administrative                                39,646 (2)          3,098,988
 Non-recurring write down of film library              (3,029,829)(4)                  -
                                                                             -----------
Total operating costs and expenses                                            18,575,919

Income (Loss) from Operations                                                  1,093,077

Other (Income) Expense
 Gain (Loss) on disposition of assets, net                                      (169,657)
 Interest expense                                         126,271 (3)            902,423
 Other                                                                           (17,142)

Net Income (Loss)                                                                 38,139
                                                                             ===========
Basic Earnings (Loss) per Share                                              $         -
Diluted Earnings (Loss) per Share                                            $         -

Weighted Average Number of Common
 Share Outstanding (Note C):
    Basic                                               2,347,612 C           12,118,206
    Diluted                                             3,248,277 C           13,018,871

See notes to pro forma condensed financial statements (unaudited)

                                VIDEO CITY, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A.  PRO FORMA ADJUSTMENTS - BALANCE SHEET

The adjustments to the pro forma condensed balance sheet are as follows:

(1) To reflect the acquisition of Adventures, KDDJ, Leptis, Old Republic, and Sulpizio and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The components of the purchase price and its allocation to the assets and liabilities of each company are as follows:


                                         Adventures                               Old
                                           /KDDJ              Leptis            Republic             Sulpizio            Total
                                        ------------        -----------        -----------          ----------          ---------
Components of purchase price:
    Cash from new credit facility                           $ 75,000           $ 150,000                              $  225,000
    Video City common stock                 894,215          105,000             245,000             399,113           1,643,328
     Notes payable                                            75,000                                                      75,000
     Acquisition costs                      244,867           28,753              67,090             109,290             450,000
                                         ----------         --------           ---------            --------          ----------
Total purchase price                      1,139,082          283,753             462,090             508,403           2,393,328

Allocation of purchase price:
    Stockholders' equity (deficit)        1,026,713            1,000            (121,586)           (713,413)            192,714
    Videocassette rental inventory         (248,594)          29,928              43,585             (14,916)           (189,997)
    Property and equipment                  (28,937)             -                   -                   -               (28,937)
    Accrued expenses                                                                                 296,408             296,408
    Long-term debt                          389,900                                                  940,324           1,330,224
                                         ----------         --------           ---------         -----------          ----------
Costs in excess of net assets
 acquired                                $      -           $252,825           $ 540,091         $       -            $  792,916
                                         ==========         ========           =========         ===========          ==========


Of the $450,000 in acquisition costs, $257,286 had been incurred by Video City prior to January 31, 1998.

(2) To reflect the repayment of debt from the proceeds from the new credit agreement as follows:


                                            Total             Long-term         Current
                                         -----------          ---------        ---------
     Adventures/KDDJ                     $   449,000          $ 313,338        $ 135,662
     Leptis                                  131,000             65,128           65,872
     Old Republic                            741,000            603,328          137,672
                                         -----------          ---------        ---------
     Total                               $ 1,321,000          $ 981,794        $ 339,206

(3) To reflect the sale of the film library and other properties, related accounts receivable net of related accrued royalties payable as follows:


     Accounts receivable                $   566,545

     Accrued royalties                      (34,716)

     Film library                           818,171

                                        -----------

     Net book value                     $ 1,350,000

     Proceeds                            (1,350,000)
                                        -----------
     Gain (Loss) realized               $       -0-


(4) To reflect the use of proceeds from the sale of the film library to pay off amounts owing to Imperial Bank as follows:


     Proceeds from sale of film library                                    $ 1,350,000

     Amounts owed to Imperial Bank:

       Current                                                                (924,000)

       Long-term                                                              (450,000)

                                                                           -----------

     Additional funds required                                             $    24,000


(5) To reflect the $1,500,000 repayment of the term loan owed by Video City to Ingram Entertainment Corporation from the proceeds of the new credit facility.

(6) To reflect the repayment of $372,000 indebtedness owed by Leptis to Ingram Entertainment Corporation from the proceeds of the new credit facility.

(7) To reflect the new credit facility with FINOVA Capital Corporation as follows:


     Acquisitions                                                          $1,546,000
     Ingram Entertainment Corporation - Video City                          1,500,000
     Ingram Entertainment Corporation - Leptis                                372,000
                                                                           ----------
     Total                                                                 $3,418,000

(8)  To reflect the loan costs on the new credit facility as follows:


     Warrant issued to FINOVA Capital                                      $  428,805
     Loan origination fees                                                     93,750
                                                                           ----------
                                                                           $  522,555

                                VIDEO CITY, INC.
         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


B.  PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS

The adjustments to the pro forma condensed statement of operations are as follows:

(1) To reflect the effect of the new employment agreement related to the Adventures/KDDJ acquisitions.

(2) Adjustments of general and administrative expenses as follows:


     Amortization of excess cost over fair value
      of net assets acquired over 20 years                       $  39,646

(3) Adjustment to interest expenses as follows:

     Elimination of interest on Adventures indebtedness
      to Marquette Bank at 9.5%                                  $ (45,147)
     Interest on note payable in conjunction with Leptis
      acquisition  at 9.5%                                           7,125
     Elimination of interest on Leptis indebtedness to
      Norwest Bank at 8.75%                                        (11,463)
     Elimination of interest on indebtedness to creditors
      of Old Republic at 8%                                        (59,280)
     Elimination of interest in indebtedness to Imperial
      Bank at 11.5%                                               (254,000)
     Interest on new credit facility with FINOVA Capital
      Corporation at 11.25%                                        384,525
     Amortization of loan costs on new credit facility
      over 5 years                                                 104,511
                                                                 ---------

         Total                                                   $ 126,271

(4) To eliminate the non-recurring write down of the film library.

(5) To eliminate management fees paid by Sulpizio to Video City.

                                VIDEO CITY, INC.
         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


C.  PRO FORMA ADJUSTMENTS - WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Pro forma adjustments to the weighted average number of common shares outstanding are as follows:

     Shares issued pursuant to the following merger agreements:


                       Adventures                                 866,000
                       KDDJ                                       216,500
                       Leptis                                     150,000
                       Old Republic                               350,000
                       Sulpizio                                   100,000
                                                                ---------
                       Total merger shares                      1,682,500

     Shares issued for restructured agreement with Rentrak        665,112
                                                                ---------
     Total additional shares - basic                            2,347,612

     FINOVA Warrant                                               513,281
     Effect of dilutive options and warrants                      387,384
                                                                ---------
     Total additional shares - dilutive                         3,248,277